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EXHIBIT 99.1


            MOONEY AEROSPACE GROUP, LTD. ISSUES SHARES TO CREDITORS

            STOCK RESTRICTED, NO SALES PERMITTED UNTIL MARCH 15, 2005
               THEN 10 PERCENT OF HOLDINGS CAN BE SOLD EACH MONTH

         Kerrville, TX February 21, 2005. Mooney Aerospace Group, Ltd. (OTC BB:MNYG:ob) announced today that it has issued, through its stock transfer agent, almost all of the company's stock required to satisfy the requirements of the Plan of Reorganization which was confirmed by the U.S. Bankruptcy Court for the District of Delaware on December 15, 2004.

         J. Nelson Happy, the company's president, commented: "We have ordered American Stock Transfer and Trust Co. to issue nearly 10 million shares of new common stock to our creditors as required by the Amended Plan of Reorganization. Of this, 200,000 shares were issued to the existing shareholders of record as of December 15, 2004. An additional 200,000 shares were issued to the preferred stockholders of record as of December 15, 2004. 4,975,000 shares were issued to Allen Holding & Finance Company Ltd., and about 4.6 million shares were issued to the unsecured general creditors."

         "It is important to note that the Amended Plan of Reorganization also provides that the secured debenture holders, the airplane note holders and the factor note holders have the option to convert their holdings into 13.5 million shares of new common stock" Mr. Happy observed.

         According to Happy, "All of the stock is restricted, (except the shares issued to the existing common shareholders of record on December 15, 2005), in that none of these shares can be sold into the market until March 15, 2005, and then only 10% of each shareholder's shares can be sold each month. We are pleased that the stock will be in the hands of our creditors well before the time any of it can be traded."

         As previously announced, as part of the Plan existing shareholders are entitled to be issued new shares of Mooney Aerospace Group, Ltd. Common stock based on reverse split of 3,223 old MASG shares for one share of new common stock, (MNYG.ob.) For exact details, please review the terms of the Amended Plan of Reorganization which the Company filed with the SEC.

         According to Mr. Happy: "Our existing shareholders that have not already done so should submit their shares to our stock transfer agent, American Stock Transfer and Trust Co., 59 Maiden Lane, Plaza Level, New York, N.Y. 10038. Phone 800-937-5449, by a traceable method such as certified mail or through their stock broker."


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ABOUT MOONEY AEROSPACE GROUP LIMITED

         Mooney Aerospace Group, Ltd. is a general aviation holding company located in Kerrville, Texas. Its wholly owned subsidiary, Mooney Airplane Company, currently sells five models of the M20, the highest performing four-place, single-engine, piston-powered aircraft, now available with the Garmin G1000 glass-panel display. Since its inception in 1946, the company has manufactured and delivered more than 10,000 aircraft worldwide. Today, 7,000 customers in the United States and 1,000 more overseas fly these proven, high-performance airplanes. For more information, visit www.mooney.com.

                                      # # #

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "ACT"). IN PARTICULAR, WHEN USED IN THE PRECEDING DISCUSSION, THE WORDS "PLAN," "CONFIDENT THAT," "BELIEVE," "SCHEDULED," "EXPECT," OR "INTEND TO," AND SIMILAR CONDITIONAL EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE ACT AND ARE SUBJECT TO THE SAFE HARBOR CREATED BY THE ACT. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY OF THE FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, MARKET CONDITIONS, THE AVAILABILITY OF COMPONENTS AND SUCCESSFUL PRODUCTION OF THE COMPANY'S PRODUCTS, GENERAL ACCEPTANCE OF THE COMPANY'S PRODUCTS AND TECHNOLOGIES, COMPETITIVE FACTORS, TIMING, AND OTHER RISKS DESCRIBED IN THE COMPANY'S SEC REPORTS AND FILINGS.

Source: Mooney Aerospace Group, Ltd.


For additional information contact:

MOONEY AEROSPACE GROUP, LTD.
J. Nelson Happy
165 Al Mooney Rd. N
Kerrville, Texas 78028
Phone: 830 792 2917